UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 3, 2006

BP International, Inc.
(Exact name of small business issuer as specified in its charter)

Delaware	95-3937129
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

510 West Arizona Ave, DeLand, FL 32720
(Address of principal executive offices)

Registrant's telephone number including area code: 386.943.6222

Item 4.01 Changes in Registrant's Certifying Accountant.

(b) On April 3, 2006 the Registrant engaged Tedder, James, Worden & Associates, P.A. of Orlando, Florida, as the Registrant's independent accountants to review the Company's balance sheet as of February 28, 2006, and the related statements of income, stockholders' equity and cash flows for the three month period then ended. The decision to appoint Tedder, James, Worden & Associates, P.A.  was approved by the Registrant's Board of Directors on April 3, 2006. On February 27, 2006, Daszkal Bolton LLP resigned as our independent accountants, an event which we reported on Form 8-K on March 15, 2006.. Tedder, James, Worden & Associates, P.A. maintains their office at 800 North Magnolia Avenue, Suite 1700, Orlando, Florida.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BP International, Inc.
April 5, 2006

/s/ Tami Tharp
___________________________________________
Tami Tharp,
CFO of BP International, Inc.